Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of September 30, 2004 and

For the Nine Months Ended September 30, 2004 and 2003

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	September 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$11,360	(1,005)	10,355
Interest-bearing bank balances	5,991	1,673	7,664
Federal funds sold and securities purchased under resale agreements	9,619	21,010	30,629

Total cash and cash equivalents	26,970	21,678	48,648
Trading account assets	27,517	17,612	45,129
Securities	99,470	2,687	102,157
Loans, net of unearned income	172,075	2,429	174,504
Allowance for loan losses	(2,259)	(65)	(2,324)

Loans, net	169,816	2,364	172,180
Premises and equipment	3,180	970	4,150
Due from customers on acceptances	563	—	563
Goodwill	9,589	1,892	11,481
Intangible assets	1,437	(491)	946
Loans held for sale	17,694	61	17,755
Other assets	24,000	9,689	33,689

Total assets	$380,236	56,462	436,698

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	7,874	44,650	52,524
Interest-bearing deposits	255,450	(54,993)	200,457

Total deposits	263,324	(10,343)	252,981
Short-term borrowings	36,092	31,497	67,589
Bank acceptances outstanding	570	—	570
Trading account liabilities	15,105	7,599	22,704
Other liabilities	9,511	5,327	14,838
Long-term debt	21,624	19,820	41,444

Total liabilities	346,226	53,900	400,126

Minority interest in consolidated subsidiaries	1,680	995	2,675

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	3,904	4,359
Paid-in capital	24,216	(6,121)	18,095
Retained earnings	6,700	3,749	10,449
Accumulated other comprehensive income, net	959	35	994

Total stockholders’ equity	32,330	1,567	33,897

Total liabilities and stockholders’ equity	$380,236	56,462	436,698

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Nine Months Ended September 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$7,433	(389)	7,044
Interest and dividends on securities	3,324	83	3,407
Trading account interest	407	352	759
Other interest income	316	793	1,109

Total interest income	11,480	839	12,319

INTEREST EXPENSE
Interest on deposits	2,043	(50)	1,993
Interest on borrowings	1,156	506	1,662

Total interest expense	3,199	456	3,655

Net interest income	8,281	383	8,664
Provision for credit losses	153	(5)	148

Net interest income after provision for credit losses	8,128	388	8,516

FEE AND OTHER INCOME
Service charges and fees	1,532	783	2,315
Commissions	480	1,578	2,058
Fiduciary and asset management fees	559	1,460	2,019
Principal investing	(57)	311	254
Other income	1,862	(560)	1,302

Total fee and other income	4,376	3,572	7,948

NONINTEREST EXPENSE
Salaries and employee benefits	3,505	2,959	6,464
Occupancy and equipment	1,131	336	1,467
Other intangible amortization	302	16	318
Sundry expense	2,712	(156)	2,556

Total noninterest expense	7,650	3,155	10,805

Minority interest in income of consolidated subsidiaries	—	130	130

Income before income taxes	4,854	675	5,529
Income taxes	1,419	344	1,763

Net income available to common stockholders	$3,435	331	3,766

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Nine Months Ended September 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$7,309	(159)	7,150
Interest and dividends on securities	2,609	115	2,724
Trading account interest	305	230	535
Other interest income	267	453	720

Total interest income	10,490	639	11,129

INTEREST EXPENSE
Interest on deposits	1,815	(23)	1,792
Interest on borrowings	1,277	330	1,607

Total interest expense	3,092	307	3,399

Net interest income	7,398	332	7,730
Provision for credit losses	420	80	500

Net interest income after provision for credit losses	6,978	252	7,230

FEE AND OTHER INCOME
Service charges and fees	1,411	622	2,033
Commissions	491	1,160	1,651
Fiduciary and asset management fees	483	1,122	1,605
Principal investing	(120)	(6)	(126)
Other income	2,844	(1,167)	1,677

Total fee and other income	5,109	1,731	6,840

NONINTEREST EXPENSE
Salaries and employee benefits	3,425	2,131	5,556
Occupancy and equipment	1,069	274	1,343
Other intangible amortization	390	8	398
Sundry expense	2,486	(307)	2,179

Total noninterest expense	7,370	2,106	9,476

Minority interest in income of consolidated subsidiaries	—	80	80

Income before income taxes and cumulative effect of a change in accounting principle	4,717	(203)	4,514
Income taxes	1,413	(46)	1,367

Income before cumulative effect of a change in accounting principle	3,304	(157)	3,147
Cumulative effect of a change in accounting principle, net of income taxes	—	17	17

Net income	3,304	(140)	3,164
Dividends on preferred stock	—	5	5

Net income available to common stockholders	$3,304	(145)	3,159

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Nine Months Ended September 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2003 and September 30, 2004	$—	—	—

COMMON STOCK
Balance, December 31, 2003	455	3,919	4,374
Purchases of common stock	—	(73)	(73)
Common stock issued for
Stock options and restricted stock	—	58	58

Balance, September 30, 2004	455	3,904	4,359

PAID-IN CAPITAL
Balance, December 31, 2003	24,216	(6,405)	17,811
Purchases of common stock	—	(300)	(300)
Common stock issued for
Stock options and restricted stock	—	602	602
Deferred compensation, net	—	(18)	(18)

Balance, September 30, 2004	24,216	(6,121)	18,095

RETAINED EARNINGS
Balance, December 31, 2003	4,415	4,489	8,904
Purchases of common stock	—	(650)	(650)
Net income	3,435	331	3,766
Cash dividends	(1,150)	(421)	(1,571)

Balance, September 30, 2004	6,700	3,749	10,449

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2003	1,303	36	1,339
Net unrealized loss on debt and equity securities, net of reclassification adjustment and net unrealized loss on derivative financial instruments	(344)	(1)	(345)

Balance, September 30, 2004	959	35	994

Total stockholders’ equity, September 30, 2004	$32,330	1,567	33,897

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Nine Months Ended September 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2002 and September 30, 2003	$—	—	—

COMMON STOCK
Balance, December 31, 2002	455	4,069	4,524
Purchases of common stock	—	(133)	(133)
Common stock issued for
Stock options and restricted stock	—	36	36
Acquisitions	—	—	—

Balance, September 30, 2003	455	3,972	4,427

PAID-IN CAPITAL
Balance, December 31, 2002	24,036	(5,966)	18,070
Purchases of common stock	—	(542)	(542)
Common stock issued for
Stock options and restricted stock	—	298	298
Acquisitions	142	(142)	—
Deferred compensation, net	—	56	56

Balance, September 30, 2003	24,178	(6,296)	17,882

RETAINED EARNINGS
Balance, December 31, 2002	4,163	3,186	7,349
Net income	3,304	(140)	3,164
Purchases of common stock	—	(730)	(730)
Changes incident to business combinations	(47)	304	257
Cash dividends	(2,724)	1,513	(1,211)

Balance, September 30, 2003	4,696	4,133	8,829

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2002	2,128	7	2,135
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain (loss) on derivative financial instruments	(483)	23	(460)

Balance, September 30, 2003	1,645	30	1,675

Total stockholders’ equity, September 30, 2003	$30,974	1,839	32,813

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Nine Months Ended September 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$3,435	331	3,766
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	147	4	151
Provision for credit losses	153	(5)	148
Securitization (gains) losses	(55)	8	(47)
Gain on sale of mortgage servicing rights	(30)	—	(30)
Securities transactions	31	2	33
Depreciation and other amortization	733	318	1,051
Trading account assets, net	(2,693)	(7,722)	(10,415)
Mortgage loans held for resale	(126)	—	(126)
Loss on sales of premises and equipment	95	6	101
Loans held for sale, net	(4,733)	(588)	(5,321)
Contribution to qualified pension plan	(253)	—	(253)
Other assets, net	690	(10)	680
Trading account liabilities, net	32	3,488	3,520
Other liabilities, net	(2,766)	582	(2,184)

Net cash used by operating activities	(5,340)	(3,586)	(8,926)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	34,337	382	34,719
Maturities of securities	21,977	338	22,315
Purchases of securities	(58,372)	(501)	(58,873)
Origination of loans, net	(9,492)	503	(8,989)
Sales of premises and equipment	407	69	476
Purchases of premises and equipment	(365)	(250)	(615)
Goodwill and other intangible assets	(253)	(100)	(353)
Purchase of bank-owned separate account life insurance	(195)	—	(195)

Net cash provided (used) by investing activities	(11,956)	441	(11,515)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	37,496	(5,740)	31,756
Securities sold under repurchase agreements and other short-term borrowings, net	(9,812)	6,111	(3,701)
Issuances of long-term debt	54	7,887	7,941
Payments of long-term debt	(250)	(2,977)	(3,227)
Issuances of common stock	—	402	402
Purchases of common stock	—	(1,023)	(1,023)
Cash dividends paid	(1,150)	(421)	(1,571)

Net cash provided by financing activities	26,338	4,239	30,577

Increase in cash and cash equivalents	9,042	1,094	10,136
Cash and cash equivalents, beginning of year	17,928	20,584	38,512

Cash and cash equivalents, end of period	$26,970	21,678	48,648

NONCASH ITEMS
Transfer to securities from loans	$245	—	245
Transfer to other assets from loans, net	$(317)	—	(317)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Nine Months Ended September 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$3,304	(140)	3,164
Adjustments to reconcile net income to net cash provided (used) by operating activities
Cumulative effect of a change in accounting principle	—	(17)	(17)
Accretion and amortization of securities discounts and premiums, net	237	1	238
Provision for credit losses	420	80	500
Securitization gains	(327)	(7)	(334)
Gain on sale of mortgage servicing rights	(84)	—	(84)
Securities transactions	(114)	45	(69)
Depreciation and other amortization	838	273	1,111
Trading account assets, net	(1,378)	(1,160)	(2,538)
Mortgage loans held for resale	557	—	557
Loss on sales of premises and equipment	30	4	34
Loans held for sale, net	(3,714)	(447)	(4,161)
Contribution to qualified pension plan	(418)	—	(418)
Other assets, net	4,717	(6,717)	(2,000)
Trading account liabilities, net	(436)	1,495	1,059
Minority interest	—	300	300
Other liabilities, net	2,017	1,579	3,596

Net cash provided (used) by operating activities	5,649	(4,711)	938

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	15,823	1,496	17,319
Maturities of securities	22,354	297	22,651
Purchases of securities	(48,090)	(328)	(48,418)
Origination of loans, net	(6,326)	3,456	(2,870)
Sales of premises and equipment	624	149	773
Purchases of premises and equipment	(1,670)	661	(1,009)
Goodwill and other intangible assets	(107)	43	(64)
Purchase of bank-owned separate account life insurance	(187)	—	(187)
Cash equivalents acquired, net of purchases of banking organizations	—	8,177	8,177

Net cash provided (used) by investing activities	(17,579)	13,951	(3,628)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	10,664	1,313	11,977
Securities sold under repurchase agreements and other short-term borrowings, net	4,288	3,384	7,672
Issuances of long-term debt	500	1,854	2,354
Payments of long-term debt	(400)	(4,075)	(4,475)
Issuances of common stock	—	175	175
Purchases of common stock	—	(1,405)	(1,405)
Cash dividends paid	(2,724)	1,513	(1,211)

Net cash provided by financing activities	12,328	2,759	15,087

Increase in cash and cash equivalents	398	11,999	12,397
Cash and cash equivalents, beginning of year	17,278	7,658	24,936

Cash and cash equivalents, end of period	$17,676	19,657	37,333

NONCASH ITEMS
Transfer to other assets from loans, net	$(298)	—	(298)